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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (no. 33-50363) pertaining to the Prime Bancorp, Inc. Retirement Savings Plan of our report dated January 19, 1999, except for Note 17, as to which the date is February 17, 1999, with respect to the consolidated financial statements of Prime Bancorp, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 26, 1999